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Exhibit 23(a).   Consent of Price Waterhouse LLP


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated November 9, 1995, which appears on page 32 of the 1995 Annual Report to Shareholders of Keithley Instruments, Inc., which is incorporated by reference in Keithley Instruments, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of such Annual Report on Form 10-K.



Price Waterhouse LLP

Cleveland, Ohio
February 10, 1996





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